UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2025

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 20, 2025, Global Partners LP (the “Partnership”), as guarantor, and certain of its subsidiaries, as borrowers, entered into the Eleventh Amendment to Third Amended and Restated Credit Agreement and Second Amendment to Third Amended and Restated Security Agreement (the “Eleventh Amendment”), which further amends the Third Amended and Restated Credit Agreement dated April 25, 2017 (as amended prior to the Eleventh Amendment, the “Existing Credit Agreement” and as amended through the Eleventh Amendment, the “Credit Agreement”) and the Third Amended and Restated Security Agreement dated April 25, 2017 (as amended prior to the Eleventh Amendment, the “Existing Security Agreement” and as amended through the Eleventh Amendment, the “Security Agreement”). The Eleventh Amendment amends certain terms and provisions of the Existing Credit Agreement to, among other things, (i) extend the maturity date of the credit facility from May 2, 2026 to March 20, 2028, (ii) remove convenience store and related retail fuel facility properties and certain adjacent Real Estate that is owned or leased by a Loan Party from the Collateral while retaining a negative pledge in favor of the Lenders, (iii) modify the Aggregate WC Commitment (as defined in the Credit Agreement) to $1.0 billion and the Aggregate Revolver Commitment (as defined in the Credit Agreement) to $500.0 million, and (iv) assign all or a portion of certain lenders’ Loans and Commitments under the Credit Agreement to certain other new and/or existing Lenders that wish to assume such Loans and Commitments. Capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed to such terms in the Credit Agreement.

The foregoing description of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Eleventh Amendment. A copy of the Eleventh Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

All other material terms of the Credit Agreement remain the same as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Eleventh Amendment under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1#	Eleventh Amendment to Third Amended and Restated Credit Agreement and Second Amendment to Third Amended and Restated Security Agreement, dated March 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

By:	Global GP LLC its general partner

Dated: March 21, 2025	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer and Secretary